UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2014

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held a Special Meeting of Stockholders on December 19, 2014.

(b) The following matters were voted upon at the Annual Meeting:

(i) Stockholders approved and ratified, for purposes of Section 713 of the Company Guide of NYSE MKT, LLC, the issuance of shares of the Company’s common stock under the terms of the Exchange Agreements and the New Series Convertible Notes described in Item 3.02 above and the warrant issued under that certain Subscription Agreement, dated as of October 21, 2014, between the Company and the subscriber identified therein as follows:

For	Against	Abstentions	Broker Non-Votes
26,741,767	2,133,069	143,880	20,983,154

(ii) Stockholders approved the amendment of the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares proposals as follows:

For	Against	Abstentions
36,215,651	12,734,698	1,051,521

(iii) Stockholders approve the adjournment of the Special Meeting to solicit additional proxies had there been insufficient proxies at the Special Meeting to approve each of the foregoing proposals as follows:

For	Against	Abstentions
37,223,107	10,881,416	1,897,347

Item 9.01. Financial Statements and Exhibits.

Ex. 99.1 Minutes of the Special Meeting of Stockholders of December 19, 2014. The Minutes will also be available on the Corporate Governance page of the Company’s website at www.metalico.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

December 19, 2014	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Minutes of Special Meeting convened December 19, 2014